EXHIBIT 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.

Northern Oil and Gas, Inc.
315 Manitoba Avenue – Suite 200
Wayzata, Minnesota 55391

Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2009 (the “Annual Report”).  We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our reports “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2009” and “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – $80 Oil – Sensitivity Case – As of December 31, 2009,” and to the inclusion of our report dated February 23, 2010 as an exhibit to the Annual Report.  We further consent to the incorporation by reference thereof into Northern Oil and Gas, Inc.’s Registration Statements on Form S-8 (Registration Nos. 333-148333 and 333-160602) and on Form S-3 (Registration Nos. 333-158320 and 333-163779).

RYDER SCOTT COMPANY, L.P.

/s/ Ryder Scott Company, L.P.

Denver, Colorado
March 8, 2010